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                                   Exhibit 2.1

    Articles of Merger and Plan of Reorganization Eurotronics Holdings, Inc.
         (a Utah corporation) to LegalOpinion.com (a Nevada corporation)




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                               ARTICLES OF MERGER
                                    BY WHICH

                           Eurotronics Holdings, Inc.
                              (A UTAH CORPORATION)

                           SHALL MERGE WITH AND BECOME

                                LegalOpinion.com
                             (a Nevada corporation)


First, the Plan of Merger for Change of Situs:

(1) That certain PLAN OF MERGER FOR CHANGE OF SITUS, dated August 9, 1999 is attached hereto and incorporated herein by this reference as though fully set forth herein.

Second, information re Shareholder Action:

(2) Shareholder Action is not required, for the reason that the former shareholders and the resulting shareholders are the same without dilution or change, and that the exchange of shares is in effect merely an exchange of situs. (Nevada: NRS 78.454). However, shareholder approval was obtained in Utah this day, August 9, 1999, at a meeting of shareholders called regularly with notice, 15,000 shares present and voting in favor, 17,083,942 issued, outstanding and entitled to vote.

Third, Corporate Authority:

(3) The PLAN OF MERGER FOR CHANGE OF SITUS and the performance of the terms of the PLAN OF MERGER FOR CHANGE OF SITUS, by the each and all of the parties and entities mentioned in the PLAN OF MERGER FOR CHANGE OF SITUS were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests.

Fourth, Effective Date:

(4) The exchange shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official that this document has been accepted for filing and filed.

Fifth Signing:

(5) These Articles of Merger are signed by the duly authorized Officers of the each applicable entity as follows:

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
                SIGNATURES APPEAR ON THE FOLLOWING PAGE OR PAGES



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ARTICLES OF MERGER FOR CHANGE OF SITUS
August 9, 1999  Page 18


                  ALL SIGNATURES ON THIS PAGE MUST BE NOTARIZED

Eurotronics Holdings, Inc.                       LegalOpinion.com
  (A UTAH CORPORATION)                        (a Nevada  corporation)

by                                          by

/s/ DON CROMPTON                                   /s/ DON CROMPTON
-----------------------------                      -----------------------------
Don Crompton                                       Don Crompton
PRESIDENT                                          PRESIDENT


/s/ DON CROMPTON                                   /s/ RAE MEIER
-----------------------------                      -----------------------------
Don Crompton                                       Rae Meier
SECRETARY                                          SECRETARY

ARTICLES OF MERGER FOR CHANGE OF SITUS
August 9, 1999  Page 19


                                  PLAN ATTACHED

                       PLAN OF MERGER FOR CHANGE OF SITUS
                                    BY WHICH
                           Eurotronics Holdings, Inc.
                              (A UTAH CORPORATION)
                            WILL MERGE WITH AND INTO
                                LegalOpinion.com
                             (A NEVADA CORPORATION)
             FOR THE PURPOSE OF CHANGING THE PLACE OF INCORPORATION

        This Plan of Reorganization is made effective and dated this day of August 9, 1999, by and between the above referenced corporations, sometimes referred to herein as "the Public Company" and "the Private Company", respectively.


                                   I. RECITALS

A.   The Parties to this Agreement

     1.   Eurotronics Holdings, Inc. ("the Public Company") is a Utah
          Corporation.

     2. LegalOpinion.com ("the Private Company") is a Nevada Corporation, having been created (or to be created) on behalf of Eurotronics Holdings, Inc. for the purpose of changing the place of incorporation from Utah to Nevada .

B.   The Capital of the Parties:

     1. The Capital of the Public Company consists of 200,000,000 shares of common voting stock of $0.0001 par value authorized, of which 17,083,942 shares are issued and outstanding.

     2. The Capital of the Private Company consists of 50,000,000 shares of common voting stock of $0.001 par value authorized, of which no shares have been or are issued or outstanding.

C. The Decision to Reorganize to Change Situs: The Parties have resolved, accordingly, to merge and relocated the place of incorporation, by means of the following reorganization, by which the Public Company will merge with and into the Private Company move to Nevada.


                           II. PLAN OF REORGANIZATION

A. Change of Situs: The Public Company (Utah) and the Private Company (Nevada) are hereby reorganized for the sole and singular purpose of changing the place of incorporation of Eurotronics Holdings, Inc.; such that immediately following the Reorganization the Utah Public Company will move to Nevada .

PLAN OF MERGER FOR CHANGE OF SITUS
August 9  Page 21

     1. The Public Company: Eurotronics Holdings, Inc. of Utah will merge with and into and thereafter be LegalOpinion.com of Nevada . The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada Corporation.

     2. Conversion of Outstanding Shares: Forthwith upon the effective date hereof, each and every one share of stock of the Public Utah Company shall be converted to one share of the Nevada Company. Any such holders of shares may surrender them to the transfer agent for common stock of the Public Utah Company, which transfer agent shall remain and continue as transfer agent for the Nevada Company, until and unless changed later.

     3. Effective Date: This Plan of Reorganization shall become effective immediately upon approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the effective date hereof.

     4. Surviving Corporations: The Nevada Company shall survive the Reorganization after Reorganization, with the operational history of the Utah Company before the Reorganization, and with the management, duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged.

     5. Further Assurance, Good Faith and Fair Dealing: the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.

     THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.


Eurotronics Holdings, Inc.                       LegalOpinion.com
  (A UTAH CORPORATION)                        (a Nevada  corporation)

by                                            by

/s/ DON CROMPTON                                   /s/ DON CROMPTON
-----------------------------                      -----------------------------
Don Crompton                                       Don Crompton
PRESIDENT                                          PRESIDENT


/s/ DON CROMPTON                                   /s/ RAE MEIER
-----------------------------                      -----------------------------
Don Crompton                                       Rae Meier
SECRETARY                                          SECRETARY


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